Press Contact: Tom Rodak Marketing and Communications Manager (765) 771-5535	Investor Relations: (765) 771-5310
FOR IMMEDIATE RELEASE
Wabash National Corporation Announces
First Quarter Results
LAFAYETTE, Ind. — Apr. 30, 2007 — Wabash National Corporation (NYSE: WNC) today announced results for the three months ended March 31, 2007. Net sales for the quarter were $259 million compared to $262 million for the same period last year. Net Income for the quarter was $1.0 million or $0.03 per diluted share, compared to net income of $4.3 million or $0.13 per diluted share for the year ago period.
Commenting, Dick Giromini, President and Chief Executive Officer, stated, “In most respects the first quarter developed in line with our expectations for a slow start due to the weak freight environment. New trailer shipments totaled 11,000 units, as the addition of Transcraft Corporation’s platform trailer sales (acquired in March 2006) offset reduced van trailer sales. We were successful in maintaining price increases implemented in the latter part of 2006, and manufacturing performance registered gains in process yield and productivity year over year. Margin performance was constrained in part due to a year-end shut down that continued through the first week of January and a three day outage resulting from a February blizzard.”
“Recent quote activity is good; however, order conversion remains constrained as customers continue to monitor economic conditions. We currently have approximately 75% of our 52,000 unit target for 2007 booked. The March 31, 2007 backlog amounts to $558 million, including $33 million for flatbeds, compared to $512 million, which included $28 million for flatbeds, at December 31, 2006.”
Wabash National Corporation will conduct a conference call to review and discuss its first quarter results on Tuesday, May 1, 2007, at 10:00 a.m. EDT. The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through July 23, 2007.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, and Eagle®

brand names. The company operates two wholly owned subsidiaries: Transcraft Corporation, a manufacturer of flatbed and drop deck trailers; and Wabash National Trailer Centers, a retail distributor of new and used trailers and aftermarket parts throughout the U.S. and Canada.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2007	2006
NET SALES	$258,854	$262,119
COST OF SALES	238,669	239,328

Gross profit	20,185	22,791
GENERAL AND ADMINISTRATIVE EXPENSES	12,720	10,703
SELLING EXPENSES	4,150	3,308

Income from operations	3,315	8,780
OTHER INCOME (EXPENSE):
Interest expense	(1,546)	(1,559)
Foreign exchange gains and losses, net	34	(117)
Other, net	59	57

Income before income taxes	1,862	7,161
INCOME TAX EXPENSE	866	2,824

NET INCOME	$996	$4,337

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045

BASIC NET INCOME PER SHARE	$0.03	$0.14

DILUTED NET INCOME PER SHARE	$0.03	$0.13

COMPREHENSIVE INCOME
Net income	$996	$4,337
Foreign currency translation adjustment	20	92

NET COMPREHENSIVE INCOME	$1,016	$4,429

		Retail &
Three months ended	Manufacturing	Distribution	Eliminations	Total
2007
Net sales	$238,505	$42,300	$(21,951)	$258,854
Income (loss) from operations	$4,101	$(348)	$(438)	$3,315

2006
Net sales	$241,974	$45,369	$(25,224)	$262,119
Income (loss) from operations	$10,593	$185	$(1,998)	$8,780

	Three Months Ended
	March 31,
	2007	2006
Basic net income per share:
Net income applicable to common stockholders	$996	$4,337

Weighted average common shares outstanding	30,293	31,114

Basic net income per share	$0.03	$0.14

Diluted net income per share:
Net income applicable to common stockholders	$996	$4,337
After-tax equivalent of interest on convertible notes	—	741

Diluted net income applicable to common stockholders	$996	$5,078

Weighted average common shares outstanding	30,293	31,114
Dilutive stock options/shares	224	215
Convertible notes equivalent shares	—	6,578

Diluted weighted average common shares outstanding	30,517	37,907

Diluted net income per share	$0.03	$0.13

Diluted per share amount in the 2007 period excludes the antidilutive effects of the convertible notes.

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,419	$29,885
Accounts receivable, net	109,470	110,462
Inventories	170,513	133,133
Deferred income taxes	26,206	26,650
Prepaid expenses and other	3,893	4,088

Total current assets	327,501	304,218

PROPERTY, PLANT AND EQUIPMENT, net	127,675	129,325

EQUIPMENT LEASED TO OTHERS, net	1,143	1,302

GOODWILL	66,692	66,692

INTANGIBLE ASSETS	35,131	35,998

OTHER ASSETS	19,404	18,948

	$577,546	$556,483

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$109,414	$90,632
Other accrued liabilities	59,101	58,706

Total current liabilities	168,515	149,338

LONG-TERM DEBT	128,850	125,000

DEFERRED INCOME TAXES	1,766	1,556

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	2,892	2,634

STOCKHOLDERS’ EQUITY	275,523	277,955

	$577,546	$556,483

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$996	$4,337
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,743	4,122
Net gain on the sale of assets	—	(16)
Deferred income taxes	654	2,812
Excess tax benefits from stock-based compensation	(65)	(176)
Stock-based compensation	1,083	867
Change in operating assets and liabilities:
Accounts receivable	992	65,505
Inventories	(37,367)	(41,085)
Prepaid expenses and other	194	1,232
Accounts payable and accrued liabilities	20,662	11,934
Other, net	(425)	942

Net cash (used in) provided by operating activities	(8,533)	50,474
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,832)	(5,711)
Acquisitions, net of cash acquired	—	(71,550)
Proceeds from the sale of property, plant and equipment	—	347

Net cash used in investing activities	(1,832)	(76,914)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	35	385
Excess tax benefits from stock-based compensation	65	176
Borrowings under revolving credit facilities	44,650	106
Payments under revolving credit facilities	(40,800)	(106)
Payments under long-term debt obligations	—	(500)
Repurchase of common stock	(4,658)	—
Common stock dividends paid	(1,393)	(1,407)

Net cash used in financing activities	(2,101)	(1,346)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,466)	(27,786)
CASH AND CASH EQUIVALENTS AT BEGINNING OF QUARTER	29,885	67,437

CASH AND CASH EQUIVALENTS AT END OF QUARTER	$17,419	$39,651